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                                                                   EXHIBIT 3.4.2

                               REDWOOD TRUST, INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER


              ELECTION TO SUBTITLE 8 OF TITLE 3 OF MARYLAND GENERAL
                        CORPORATION LAW DIRECTOR VACANCY

         Redwood Trust, Inc., a Maryland corporation (hereinafter called the "Corporation"), having its principal office at The Corporation Trust, Incorporated, Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: Pursuant to Section 3-802 of the Maryland General Corporation Law ("GCL"), the Corporation has elected to be subject to Section 3-804(c) of the Maryland GCL by resolution of its Board of Directors on March 20, 2003.

         SECOND: Such Section 3-804(c) of the Maryland GCL provides that:

                  "(1) Notwithstanding any provision in the charter or bylaws, this subsection applies to a vacancy that results from:

                       (i)    an increase in the size of the board of directors;
                              or

                       (ii)   the death, resignation, or removal of a director.

                  (2) Each vacancy on the board of directors of a corporation may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

                  (3) Any director elected to fill a vacancy shall hold office:

                       (i) For the remainder of the full term of the class of directors in which the vacancy occurred; and

                       (ii)   Until a successor is elected and qualifies."

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 7, 2003.

WITNESS:                                       REDWOOD TRUST, INC.


/s/ Harold F. Zagunis                          /s/ Douglas B. Hansen
------------------------------                 ---------------------------------
Harold F. Zagunis                              Douglas B. Hansen
Secretary                                      President


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         THE UNDERSIGNED, President of Redwood Trust, Inc., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                               /s/ Douglas B. Hansen
                                               ---------------------------------
                                               Douglas B. Hansen
                                               President


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